Exhibit 23.2

Consent of PricewaterhouseCoopers LLP

Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2003 relating to the financial statements and financial statement schedules of Paradyne Networks, Inc., which appears in Paradyne Networks, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Tampa, Florida

June 13, 2003